Exhibit 10.2

SECURITY AGREEMENT

THIS AGREEMENT, made and entered into as of the 23rd day of January, 2008 by and between Gregory J. Wessling, (hereinafter referred to as "Secured Party"), and HouseRaising, Inc., (hereinafter referred to as “Debtor”).

WITNESSETH:

WHEREAS, in connection with the Debtor's negotiable Promissory Note and Forbearance Agreement of even date herewith in the original principal amount of Sixteen Thousand Three Hundred Dollars ($16,300.00) along with other obligation to pay Secured Party contained therein (hereinafter referred to as the “Note” and incorporated herein by reference); and

WHEREAS, in order to secure the obligations of Debtor under and pursuant to the Note, Debtor has agreed to convey to Secured Party a security interest in certain of Debtor's assets in accordance with the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Debtor, the parties hereto, each intending to be mutually bound hereby, agree as follows:

1. Creation of Security Interest. Debtor hereby transfers, conveys, assigns and grants to Secured Party a security interest in the following items (all such items being collectively referred to herein as the "Collateral"):

All personal property, tangible or intangible, now owned or hereafter acquired by Debtor, including, without limitation, all equipment, motor vehicles, furniture, fixtures, inventory, contract rights, chattel paper, accounts, and general intangibles; all accessories and parts now or hereafter affixed thereto or utilized in connection therewith; all increases, substitutions, replacements, additions and accessions with respect thereto, now owned or hereafter acquired; and all proceeds and products with respect thereto. Specifically, Debtor assigns as additional collateral certain intellectual property owned by Debtor which assignment is evidenced by the Collateral Assignment Agreement executed by and between the Debtor and Secured Party of even date herewith, a copy of which is attached hereto as Schedule 1.

2. Debt Secured. The security interest conveyed hereunder shall secure all obligations and indebtedness of Debtor to Secured Party of every kind and nature under and pursuant to the Note.

3. Financing Statements. In order to perfect the security interest conveyed hereunder, Debtor agrees to execute or have executed and deliver to Secured Party, simultaneously with the execution hereof, any and all Financing Statements and other instruments or documents including but not limited to registration of said assignment with the United States Patent and Trademark Office and any landlord's lien waiver which Secured Party may deem necessary or appropriate in order to perfect said security interest. Debtor further agrees that at any time that any obligation under the Note remains unpaid, promptly upon receipt of Secured Party's written request therefore, Debtor shall execute and deliver to Secured Party any Financing Statement or other instrument or document that Secured Party may reasonably deem necessary or appropriate in order to perfect or continue the perfection of said security interest.

4. Possession and Risk of Loss. Debtor agrees to insure the Collateral and keep it insured to the extent of its full fair market value against fire and other casualties, with extended coverage, under forms of policies and with companies satisfactory to Secured Party. Debtor agrees to pay for all premiums for such insurance when due, and further agrees to deliver copies of policies of said insurance to Secured Party. If Debtor fails to comply with the provisions of this Paragraph 4, Secured Party may (but shall not be obligated to), in addition to and without limiting any other available remedies, procure or maintain such insurance, Debtor hereby agreeing to pay the premium therefore upon written demand of Secured Party as an additional part of the obligations secured hereunder. All such insurance policies shall name Secured Party as an additional insured.

Debtor hereby covenants and agrees to give Secured Party at least thirty (30) days' prior written notice of any change in the location of any of the Collateral from the current location of same and to take such actions and steps as Secured Party may deem necessary or appropriate, as set forth in writing delivered by Secured Party to Debtor, in order to maintain a perfected security interest therein.

5. Default and Remedies. Any default under the Note, Collateral Assignment Agreement or of the Security Agreement or any failure by Debtor to cure any breach hereunder within ten (10) days after Debtor's receipt of Secured Party's written notice thereof, shall constitute a default hereunder and under any obligation or liability of Debtor to Secured Party, including but not limited to the Note. Upon any such default, Secured Party shall be authorized, in his sole and absolute discretion, to declare any or all of Debtor's obligations and indebtedness to Secured Party (including but not limited to the Note) to be immediately due and payable, without demand or notice to Debtor and Secured Party may exercise any one or more of the rights and remedies granted pursuant to this Agreement, or any of the Security Instruments or given to a secured party under the Uniform Commercial Code or other applicable state or federal law then in effect in the State of North Carolina (or in such other state as the Collateral may then be located) or otherwise, including, without limitation, the right upon default to take possession of and sell, lease or otherwise dispose of the Collateral.

6. Delivery and Disposition on Default. Debtor agrees that in the event of a default hereunder, it shall, if so requested by Secured Party, assemble at Debtor's expense and at a convenient place acceptable to Secured Party, all of the Collateral not theretofore delivered to Secured Party. If any notification of intended disposition by Secured Party of any of the collateral upon default is required to be given to Debtor, such notification, if mailed, shall be deemed reasonable and properly given if mailed through the United States Postal Service at least seven (7) days before such disposition, postage prepaid, addressed to Debtor at 4801 E. Independence Boulevard, Suite 200, Charlotte, North Carolina 28212.

7. Persons Benefitted and Notices. This Agreement shall inure to the benefit of Secured Party, his legal representatives, heirs, successors in interest and assigns, and to any other person or entity who derives from Secured Party, title to or an interest in the Note, and shall be binding upon Debtor and its legal representatives, successors in interest and permitted assigns. Except as otherwise specifically set forth herein, all notices to the parties hereto shall be deemed duly and properly given and received three (3) days after mailing by United States Certified Mail to the respective addresses set forth below opposite their respective signatures, unless any such party has theretofore advised the other parties in writing of a change of address for such party for the dispatch of notices hereunder.

8. Termination. This Agreement and the security interest hereby created in the Collateral shall terminate when all liabilities and indebtedness under the Note have been paid and satisfied in full. Wessling further agrees that once the obligations of the Promissory Note have been fully satisfied, he will execute any document reasonably necessary to document the termination of the obligations of the Promissory Note, Security Agreement, and Collateral Assignment Agreement.  Wessling agrees that the payment of the Wachovia Debt without the invocation of his Personal Guarantee shall constitute a satisfaction of the Promissory Note provided the principal sum of Sixteen Thousand Three Hundred Dollars ($16,300.00) with interest has been paid.

9. Waiver. Secured Party shall not be deemed to have waived any of his rights in any Collateral unless such waiver is in writing and duly signed by Secured Party. No delay or omission by Secured Party in exercising any right hereunder shall operate as a waiver thereof or of any other right.

10. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice-versa. Titles of paragraphs in this Agreement are for convenience only, and neither limit nor amplify the provisions hereof.

11. North Carolina Law to Govern. This Agreement has been made and entered into in the State of North Carolina and shall be governed by the laws thereof. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision contained herein should be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the other provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have set forth their respective hands and seals, all as of the date first set forth above.

Debtor:
HouseRaising, Inc.

By:	/s/ Richard A. von Gnechten (SEAL)
Richard A. von Gnechten, Chief Financial Officer

Secured Party:

/s/ Gregory J. Wessling (SEAL)
Gregory J. Wessling

SCHEDULE 1

All Property and Equipment reflected on Balance Sheet of company, valued at $705,488 as of 9/30/07 as further detailed below:

HouseRaising, Inc.
Property and Equipment
As of 9/30/07

	2000	2001	2002	2003	2004	2005	2006	As of 9/30 2007	Total
Computer Equipment	28,402.90		7,278.11			14,027.93	9,242.86	7,585.56	66,537.36
Software	4,075.00					(84.89)	3,956.88	6,777.31	14,724.30
Furniture (Corp & HR-C)	37,300.00				48,448.09	6,278.00		16,582.51	108,608.60
Furniture (HR-GC)								24,972.53	24,972.53
Office Equipment	34,729.84								34,729.84
Telephone	3,709.95								3,709.95
Asset Purchase					11,488.11	167,225.71		5,389.76	184,103.58
Design Center (HR-C)						6,607.20	39,206.75	3439.09	49,253.04
Design Center (HR-GC)							16,102.39	202,746.41	218,848.80
	108,217.69	-	7,278.11	-	59,936.20	194,053.95	68,508.88	267,493.17	705,488.00

All Capitalized Software (also known as System-C) as reflected on Balance Sheet of company, valued at $14,577,344 as of 9/30/07, including related patents (including those noted below), trademarks/service markets (including those noted below) and all HRI Master Portfolio Plans of the company (approximately 1917 hard copy and 696 electronic plan files) reflecting a total of approximately 2613 total plans:

U.S. PATENT APPLICATION – SERIAL NO.: 11/029,569 (FILED JANUARY 5, 2005)

SYSTEM AND METHOD FOR AUTOMATED MANAGEMENT OF CUSTOM HOME DESIGN AND BUILD PROJECTS, REFERENCE FILE #P/4267-2

FORMAL DRAWINGS – SUBMITTED ON 2/27/2006

PUBLISHED - JUNE 7, 2007 (ELECTRONIC PUBLICATION # US-2007-0129971-A1)

INTERNATIONAL PATENT APPLICATION - SERIAL NO.: 11/029,569 (FILED JANUARY 17, 2005)

SYSTEM AND METHOD FOR AUTOMATED MANAGEMENT OF CUSTOM HOME DESIGN AND BUILD PROJECTS - BASED ON US PATENT APPLICATION & SERIAL NO.: 11/029,569. REFERENCE FILE #P/4267-4

UNITED STATES ART SEARCH REPORT

INTERNATIONAL SEARCH REPORT

U.S. PATENT APPLICATION – SERIAL NO.: 60/734,234 (FILED NOVEMBER 7, 2005)

SYSTEM AND METHOD FOR AUTOMATED MANAGEMENT AND ON-LINE ACADEMIC INSTITUTION FOR CUSTOM HOME DESIGN AND BUILD PROJECTS

STATUS: WRITTEN OPINION AND SEARCH REPORT FROM PCT INTERNATIONAL SEARCHING AUTHORITY AT 10/10/2007 AND DISCLOSURE STATEMENT AT 9/20/2007

U.S. PATENT APPLICATION – SERIAL NO.: 60/786,855 (FILED MARCH 29, 2006)

SYSTEM AND METHOD FOR AUTOMATED MANAGEMENT OF REPLACEMENT BUILDING PROJECTS IN A DISASTER RELIEF AREA

PUBLISHED - DECEMBER 13, 2007 (ELECTRONIC PUBLICATION # US-2007-0288269-A1)

Trademarks/Service Marks	Type of Mark	Original Owner of Mark	Current Owner	1st Used Date	Filing Date or Last Renewal Date	Registration Date	Expiration Date	Serial No.	Registration No.	Date Continued Use Form Due Yr. 5 & 6
HouseRaising	US	HouseRaising, Inc. - NC	HouseRaising, Inc.- NC	5/5/1999	10/11/2005	3/27/2007	3/27/2017	78/731105	3,221,713
House Raising USA	US	The MBSIHOME Corp	HouseRaising, Inc.- NC	5/10/2000	8/23/2001	1/14/2003	1/14/2013	78/080750	2,675,093	1/14/2008-2009
HouseRaising, A National Company of Local Homebuilders	US	HouseRaising, Inc.- NC	HouseRaising, Inc.- NC	5/5/1999	10/11/2005	3/27/2007	3/27/2017	78/731121	3,221,714
Old World Craftsmanship in New World Relationships	US	HouseRaising, Inc. -Delaware	Assignment Pending 4/26/2006 to HRI - NC Corp	11/30/2003	1/29/2004	9/6/2005	9/6/2015	78/359321	2,991,884	9/6/2010-2011
Straight, Level & Square	US	HouseRaising, Inc. - Delaware	Assignment Pending 4/26/2006 to HRI - NC Corp	6/24/2003	6/25/2003	8/31/2004	8/31/2014	78/266729	2,879,409	8/31/2009-2010
REVOLUTIONIZING the Way CUSTOM HOMES are Designed & Built	US	HouseRaising, Inc. - Delaware	Assignment Pending 4/26/2006 to HRI - NC Corp	3/1/2004	6/11/2004	12/27/2005	12/27/2015	78/434121	3,034,683	12/27/2010-2011
The MBSIHome Corp	US	The MBSIHOME Corp	The MBSIHOME Corp	3/1/1999	5/14/1999	8/22/2000	8/22/2010	75/706771	2,379,123
MBSIHOMES	US	The MBSIHOME Corp	The MBSIHOME Corp	3/1/1999	5/14/1999	8/29/2000	8/29/2010	75/706769	2,381,024
PowerHouse Specifications	US	HouseRaising, Inc. - NC	HouseRaising, Inc.- NC	5/5/1999	1/18/2006	11/27/2007	11/27/2017	78/793764	3,343,913
A Builder's Home	US	HouseRaising, Inc. - NC	HouseRaising, Inc.- NC	1/1/2006	6/19/2007	Pending	Pending	77/209658	Pending
HouseRaising, For All the Right Reasons	US	HouseRaising, Inc. - NC	HouseRaising, Inc.- NC	1/1/2004	6/19/2007	Pending	Pending	77/209612
Together, We Can Build Your Dream	US	HouseRaising, Inc. -NC	HouseRaising, Inc.- NC	6/1/2007	6/19/2007	Pending - Under Opposition	Pending	77/209570

Domains
Domain Name	Management Company	Created Date
houseraisingusa.com	Network Solutions	2/10/2001
houseraisingusa.net	Network Solutions	2/10/2001
houseraisingacademy.com	GoDaddy.com	5/18/2005
houseraisingacademy.net	GoDaddy.com	5/18/2005
houseraising.com	Network Solutions	5/4/2002
houseraising.net	Network Solutions	9/14/2001
synergybuildernetwork.com	Network Solutions	2/16/2000